Exhibit 99.1

BIOLASE ANNOUNCES EXPIRATION OF RIGHTS OFFERING

Company Estimates It Will Receive Aggregate Gross Proceeds from Rights Offering of Approximately $12.0 Million

IRVINE, Calif., November 30, 2017 — BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, announced today that the subscription period for its previously announced rights offering to holders of shares of its common stock expired at 5:00 p.m., Eastern Time, on November 29, 2017, and these rights are no longer exercisable.

The Company received basic subscriptions and over-subscriptions for a total of 26,307,719 shares, exceeding the 26,302,703 shares offered in the rights offering. Available shares will be distributed proportionately among rights holders who exercised their over-subscription privilege based on the number of shares each rights holder subscribed for under the basic subscription right. Based on the review of results provided by the Company’s subscription agent, Computershare, Inc., the Company estimates that it will receive aggregate gross proceeds from the rights offering of approximately $12.0 million. The results of the rights offering and the Company’s estimates regarding the aggregate gross proceeds of the rights offering to be received by the Company are preliminary and subject to finalization and verification by its subscription agent.

The Company expects the subscription agent to distribute the shares and the sale proceeds during the week of December 4th.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, and there will be no sale of any securities in any state in which such an offer, solicitation, or purchase would be unlawful prior to the registration or qualification of such securities under the securities laws of any such state. A registration statement relating to the newly subscribed shares was declared effective by the Securities and Exchange Commission on November 8, 2017. The rights offering was made only by means of a prospectus filed by the Company with the Securities and Exchange Commission on November 9, 2017.

About BIOLASE, Inc.

BIOLASE, Inc. is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including three-dimensional CAD/CAM intra-oral scanners and digital dentistry software. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 220 patented and 90 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold over 35,500 laser systems to date in over 90 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer markets.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this press release that refer to BIOLASE’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this press release concerning prospects related to BIOLASE’s strategic initiatives and anticipated financial performance. Forward-looking statements can also be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations regarding existing trends, and its strategic initiatives, and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors affecting BIOLASE’s business. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that may be detailed, from time-to-time, in BIOLASE’s reports filed with the Securities and Exchange Commission. BIOLASE does not undertake any responsibility to revise or update any forward-looking statements contained herein.

For Further Information Contact:

BIOLASE, Inc.

John R. Beaver

Vice President and Chief Financial Officer

jbeaver@biolase.com

(888) 424-6527

or

Georgeson LLC

(800) 561-3991

1290 Avenue of the Americas, 9th Floor

New York, NY 10104